Exhibit 10.40

Amendment No. 1 to the

S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement

The S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement (the “Supplemental Plan”), as amended and restated as of January 1, 2023, is amended as provided below.

Effective as of January 1, 2024, unless otherwise noted, the Supplemental Plan is hereby amended in the following particulars:

1.Section 2.31 is amended to read as follows:

Section 2.31 “Severance Plan” means the S&P Global Inc. Management Severance Plan, and the S&P Global Inc. Senior Executive Severance Plan, as amended from time to time, or successor programs thereto (each, an “Eligible Severance Plan~~s~~”), or any other formal severance plan offered by an Employer to a Participant who (i) would have otherwise been a participant in a Eligible Severance Plan; (ii) is a Senior Vice President (or equivalent position) or higher; or (iii) was at a grade level 16 or higher on or before October 31, 2023, and is at grade level 18 on and after November 1, 2023.

2.Effective January 1, 2023, Section 4.01 is amended to read as follows:

Section 4.03 Continuing Participants. Any individual who was a Participant under the Plan on December 31, 2022, remains a Participant on the Effective Date.

3.Section 4.03 is amended to read as follows:

Section 4.03 Eligibility for Credits to Profit Sharing Contribution Account. The eligibility of a Participant to receive Profit Sharing Credits shall be determined solely in accordance with this Section 4.03.

(a)Participants Not Represented by the Guild. Any Participant who is not a Guild-Represented Employee whose employment commencement date or most recent date of resumption of employment with an Employer is prior to November 1, 2021, will be eligible to receive Profit Sharing Credits on the first day of the month coincident with or next following the date the Participant attained age 21 and completed one year of Continuous Service under the S&P 401(k) Plan. A Participant who is not a Guild- Represented Employee, and whose employment commencement date (including through acquisition of such employee’s Employer by the Company) or most recent date of resumption of employment with an Employer is on or after November 1, 2021, is not eligible to receive Profit Sharing Credits. A Participant who became a non-Guild eligible Employee through an acquisition that became effective on and after November 1, 2021, is not eligible to receive Profit Sharing Credits.

(b)Participants Represented by the Guild. Any Participant who is a Guild- Represented Employee will be eligible to receive Profit Sharing Credits on the first day of the month coincident with or next following the date the Participant attained age 21 and completed one year of Continuous Service under the S&P 401(k) Plan. A Participant who is a Guild-Represented Employee hired or rehired on or after November 1, 2021, and before January 1, 2024, will continue to be eligible to receive Profit Sharing Credits subject to the terms of the S&P 401(k) Plan. A Participant who is a Guild-Represented Employee hired or rehired on or after January 1, 2024, is not eligible to receive Profit Sharing Credits.

4.Section 5.01(b) is amended to read as follows:

(b) As of December 31 of the year beginning on or after January 1, 2023, there shall be credited to the Participant’s Matching Contribution Account an amount equal to 100% of up to the first 4% of the Participant’s Earnings (for Guild-Represented Participants, the first 6% of the Participant’s Earnings for services rendered prior to January 1, 2024, and beginning on or after January 1, 2024, the first 4% of the Participant’s Earnings) for such year in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that the Participant elects to defer under the Plan pursuant to Section 5.07 herein. applicable

5.Section 5.03 is amended to read as follows:

Section 5.03 Non-Elective Employer Contributions. Effective each year beginning on or after January 1, 2023 (except for Guild-Represented Participants, effective each year beginning on or after January 1, 2024), the Employer will credit to the Account of each Participant, two percent (2%) of the sum of (i) the Participant’s Earnings for such year in excess of the maximum amount of compensation that may be taken into account under Section 5.2 of the S&P 401(k) Plan as a result of the limitations of Section 401(a)(17) of the Code for such year and (ii) any salary earned for such year which is deferred by the Participant under any plan or arrangement of the Employer. Any salary or short-term incentive compensation that is deferred by a Participant shall be excluded from Earnings in the year paid to the Participant.

6.Section 5.07(a) is amended to read as follows:

Section 5.07    Credits to Participant Deferral Account.

(a)As of December 31 of the year beginning on or after the later of (i) January 1 of the year in which the Participant’s participation in the Plan commenced or (ii) January 1, 2012, subject to the terms herein stated, each Participant may make an election to defer up to 6% prior to of the Participant’s Earnings in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that are expected to be payable in the year that is two years after the election. As of December 31 of the year beginning on or after the later of (i) January 1 of the year in which the Participant’s participation in the Plan commenced or (ii) January 1, 2014, subject to the terms herein stated, each Participant may make an election to defer up to 25% prior to of the Participant’s Earnings in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that are expected to be payable in the year that is two years after the election. As of December 31 of the year beginning on or after the later of (i) January 1 of the year in which the Participant’s participation in the Plan commenced or (ii) January 1, 2023, subject to the terms herein stated, each Participant may make an election to defer up to 60% (for Guild- Represented Participants, up to 25%, and effective on or after January 1, 2024, up to 60%) of the Participant’s Earnings in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that are expected to be payable in the year that is two years after the election. This Section 5.07 shall not apply to Severance Plan Earnings. Notwithstanding the foregoing, the Plan Administrator may permit, in its discretion, a Participant’s election to apply to such amounts expected to be earned as base salary or wages in the year after the election (such discretion to be evidenced in election forms or other written communications provided the applicable Participant).

7.Section 5.07(f) is amended to read as follows:

(f) Notwithstanding anything to contrary herein, the Plan Administrator may permit, in its discretion (such discretion to be evidenced in election forms or other written communications provided to the applicable Participant), a Participant who first becomes eligible to participate in the Plan on or after the beginning of a Plan Year, as determined in accordance with Treasury Regulation Section 1.409A-2(a)(7)(ii), to elect to defer up to 6% (effective January 1, 2016, up to 25%, and effective January 1, 2023, up to 60% (for Guild- Represented Participants, up to 25%, and effective on or after January 1, 2024, up to 60%)) of his or her Earnings in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) paid for services performed after such election, provided that such Participant (x) submits a deferral election to the Plan Administrator within 30 days after the Participant becomes eligible to participate in the Plan, and (y) has not been eligible to participate in this Plan or in any other plan that would be aggregated with the participant deferral portion of this Plan under Treasury Regulation Section 1.409A-1(c) at any time during the 24-month period ending on the date he or she became eligible to participate in the Plan.

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Except as set forth herein, the Supplemental Plan remains in full force and effect.